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                                                                  EXHIBIT 10.33

                                 THIRD AMENDMENT TO

                 MOLECULAR BIOSYSTEMS, INC. 1993 STOCK OPTION PLAN


The Molecular Biosystems, Inc. 1993 Stock Option Plan, as amended (the "Plan"), is amended as follows pursuant to the authority of the Board of Directors of Molecular Biosystems, Inc. under Paragraph 8.2 of the Plan:

1.   PARAGRAPH 2.5.  Paragraph 2.5 of the Plan is amended to read as follows:

2.5 NON-EMPLOYEE DIRECTOR means a Director who (i) is not currently an Officer or Employee, (ii) does not receive direct or indirect compensation from the Company or any Subsidiary for services rendered as a consultant, or in any capacity other than as a Director, in an amount for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities and Exchange Commission ("Item 404(a)"), (iii) does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) and (iv) is not engaged in a business relationship for which disclosure would be required under Item 404(a).

2.   PARAGRAPH 2.14.  Paragraph 2.14 of the Plan is amended to read as follows:

2.14 OFFICER means: (i) the Company's Chief Executive Officer; (ii) the Company's Chief Operating Officer; (iii) the Company's President; (iv) any Vice President of the Company; and (v) any other person who is considered an "officer" of the Company for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

3.   PARAGRAPH 5.2.  Paragraph 5.2 of the Plan is amended to read as follows:

5.2 OFFICER OPTIONS COMMITTEE. The Plan shall be administered by a committee (the "Officer Options Committee") in respect of Officers. The Officer Options Committee shall be or consist of (i) the Compensation Committee of the Board, or (ii) if any member of the Compensation Committee is not a Non-Employee Director, the members of the Compensation Committee who are Non-Employee Directors, or (iii) if there are not at least two members of the Compensation Committee who are Non-Employee Directors, the full Board.

4. EFFECTIVE DATE. This Amendment shall become effective as of the date of its approval by the Board of Directors of Molecular Biosystems, Inc.